Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-212775) pertaining to the 2002 Stock Incentive Plan, as amended and restated of Ligand Pharmaceuticals Incorporated,

(2) Registration Statement (Form S-8 No. 333-182547) pertaining to the 2002 Stock Incentive Plan, as amended and restated of Ligand Pharmaceuticals Incorporated,

(3) Registration Statement (Form S-8 No. 333-160132) pertaining to the 2002 Stock Incentive Plan, as amended and restated, and Employee Stock Purchase Plan, as amended and restated of Ligand Pharmaceuticals Incorporated, and

(4) Registration Statement (Form S-8 No. 333-131029) pertaining to the 2002 Stock Incentive Plan and 2002 Employee Stock Purchase Plan of Ligand Pharmaceuticals Incorporated;

of our reports dated February 28, 2019, with respect to the consolidated financial statements of Ligand Pharmaceuticals Incorporated and the effectiveness of internal control over financial reporting of Ligand Pharmaceuticals Incorporated included in this Annual Report (Form 10-K) of Ligand Pharmaceuticals Incorporated for the year ended December 31, 2018.

/s/ Ernst & Young LLP

San Diego, California
February 28, 2019